UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 17, 2023

 IEH Corporation

(Exact Name of Registrant as Specified in Charter)

New York	0-5278	13-5549348
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

140 58th Street, Suite 8E

Brooklyn, NY 11220

(Address of Principal Executive Offices, and Zip Code)

(718) 492-4440

Registrant’s Telephone Number, Including Area Code

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	IEHC	OTC Pink Market

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communication pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communication pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communication pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Explanatory Note

              This Current Report on Form 8-K/A (this “Amendment”) is being filed to correct the Current Report on Form 8-K filed by IEH Corporation (the “Company”) on May 19, 2023 (the “Original 8-K”) with respect to the resignation of Mr. William H. Craig as Chief Financial Officer and Treasurer of the Company, effective May 17, 2023, by amending and restating in its entirety the second paragraph of Item 5.02 of the Company’s Original 8-K as follows: “Mr. Craig’s resignation was not the result of any disagreement with the Company relating to the Company’s operations, policies or practices. Mr. Craig was instead resigning to pursue an unrelated business opportunity”.

              The sole purpose of this Amendment is to amend and restate the second paragraph of Item 5.02 of the Original 8-K. No other changes to the Original 8-K have been made.

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)        The second paragraph of Section 5.02 of the Original 8-K with respect to the resignation of Mr. William H. Craig as Chief Financial Officer and Treasurer of the Company is amended and restated in its entirely as follows:

“Mr. Craig’s resignation was not the result of any disagreement with the Company relating to the Company’s operations, policies or practices. Mr. Craig was instead resigning to pursue an unrelated business opportunity”.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

IEHC Corporation

By: /s/Subrata Purkayastha
Name: Subrata Purkayastha
Title: Chief Financial Officer
Date: November 8, 2024

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